FOR IMMEDIATE RELEASE Mercury Systems acquires Pentek • Expands scale and breadth of Company’s RFSoC, data recorder and software-defined radio capabilities • Deepens market penetration in core radar and electronic warfare/SIGINT markets • Complementary products accelerate growth through low-risk content expansion • Transaction expected to be immediately accretive to adjusted EPS ANDOVER, Mass. – May 27, 2021 – Mercury Systems, Inc., (NASDAQ: MRCY, www.mrcy.com), a leader in trusted, secure mission-critical technologies for aerospace and defense, today announced that it has acquired Pentek Technologies, LLC and Pentek Systems, Inc. (collectively, “Pentek”). Based in Upper Saddle River, N.J., Pentek is a leading designer and manufacturer of ruggedized, high-performance, commercial off-the-shelf (“COTS”) software-defined radio and data acquisition boards, recording systems and subsystems for high-end commercial and defense applications. Under the terms of the purchase agreement, Mercury acquired Pentek for an all-cash purchase price of $65.0 million, subject to net working capital and net debt adjustments. A portion of the acquisition is expected to be treated as an asset sale for tax purposes. The acquisition and associated transaction expenses were funded through a combination of cash on hand and Mercury’s existing revolving credit facility. For Mercury’s fiscal year ending July 1, 2022, Pentek is expected to generate revenue of approximately $20 million with profit margins in line with Mercury’s. The acquisition is expected to be immediately accretive to adjusted EPS. “The acquisition of Pentek is an excellent fit for our market and low-risk content expansion strategy,” said Mark Aslett, Mercury’s president and chief executive officer. “Their capabilities add scale and breadth to Mercury’s existing mixed-signal product portfolio and deepen our penetration into our core radar, electronic warfare (EW), and signals intelligence markets. Like our previous acquisitions in the RF and microwave domain, the acquisition of Pentek doesn’t just provide important new capabilities for our customers; it also enables us to grow the size of our total addressable market. We are very pleased to welcome the Pentek team to Mercury,” Aslett concluded. “I'm excited about the opportunity to bring new capabilities to Mercury's impressive mix of pre- integrated subsystems in support of numerous aerospace and defense programs and platforms," said

Mercury Systems acquires Pentek, Page 2 50 Minuteman Road, Andover, Massachusetts 01810 USA | +1 (978) 256-1300 | www.mrcy.com | twitter: @MRCY Rodger Hosking, vice president, Pentek. "Our product-focused business model will provide a diverse portfolio of building blocks enabling low-risk content expansion at the module and subsystems levels. Further, there is an excellent fit strategically and culturally between the two businesses with a common focus on innovation that matters." Mercury envisions, creates and delivers innovative technology solutions purpose-built to meet its customers’ most pressing high-tech needs. For more information, visit mrcy.com or contact Mercury at (866) 627-6951 or info@mrcy.com. Mercury Systems – Innovation That Matters® Mercury Systems is a global commercial technology company serving the aerospace and defense industry. Headquartered in Andover, Mass., the company delivers trusted, secure open architecture processing solutions powering a broad range of mission-critical applications in the most challenging and demanding environments. Inspired by its purpose of delivering Innovation that Matters, By and For People Who Matter, Mercury helps make the world a safer, more secure place for all. To learn more, visit mrcy.com, or follow us on Twitter. Forward-Looking Safe Harbor Statement This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisition described herein and to fiscal 2021 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 3, 2020. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. # # # CONTACT Michael D. Ruppert, CFO Mercury Systems Inc. 978-967-1990 Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.